SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:

October 16, 2003

(Date of earliest event reported)

ABGENIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-24207	94-3248826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

6701 Kaiser Drive Fremont, California 94555
(Address of principal executive offices) (Zip Code)

(510)-284-6500
Registrant’s telephone, including area code:

(Former name and former address, if changed since last report)

Item 5.                                                           Other Events

On October 16, 2003, Abgenix, Inc. (“Abgenix”) and AstraZeneca UK Ltd. (“AstraZeneca”) issued a joint press release announcing that they had entered into a Collaboration and License Agreement (the “Collaboration Agreement”) for the identification and development of antibody products for use in oncological therapeutics.  The parties also announced that they had entered into a Securities Purchase Agreement (the “Purchase Agreement”), pursuant to which AstraZeneca will purchase $100 million in Abgenix convertible preferred stock.  If certain milestones under the Collaboration Agreement are met, Abgenix shall have the option to sell to AstraZeneca, and AstraZeneca shall be obligated to purchase if Abgenix exercises such option, up to an additional $60 million of convertible preferred stock of Abgenix, subject to various terms and conditions.

The consummation of the Collaboration Agreement and the issuance of the convertible preferred stock to AstraZeneca are subject to customary closing conditions, including without limitation the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

The Collaboration

The Collaboration Agreement provides for the joint discovery and development of therapeutic antibodies against up to 36 oncology targets to be commercialized exclusively worldwide by AstraZeneca.  In connection with these product candidates, AstraZeneca will compensate Abgenix at competitive market rates for clinical, process development and manufacturing activities conducted by Abgenix.  Abgenix will also receive milestone payments at various stages of development and royalties on commercial sales.

The Collaboration Agreement also includes a co-development component under which Abgenix will be able to  generate additional antibody product candidates that AstraZeneca will have the option to co-develop with Abgenix.   The companies will share development costs and responsibilities for any co-development candidates selected by AstraZeneca.

The Securities Purchase

At closing, Abgenix will issue to AstraZeneca $50 million of Series A-1 Convertible Preferred Stock with a 7-year maturity (the “Series A-1 Preferred”) and $50 million of Series A-2 Convertible Preferred Stock with a 10-year maturity (the “Series A-2 Preferred”).  The Series A-2 Preferred is redeemable at any time during its term after the 60-day anniversary of the closing date, at the option of either Abgenix or AstraZeneca, and in the event Abgenix or AstraZeneca exercises this option, Abgenix may issue to AstraZeneca a Convertible Subordinated Note with a principal amount of $50 million (the “Convertible Note”), and AstraZeneca will be obliged to lend Abgenix that amount on the terms detailed below.  If certain milestones in the Collaboration Agreement are met, then Abgenix shall have the option exercisable within 180 days of the occurrence of each such milestone to sell to AstraZeneca, and AstraZeneca shall be required to purchase in the event that Abgenix exercises such option, up to $30 million of Series A-3 Preferred (the “Series A-3 Preferred”) and up to $30 million of Series A-4 Preferred (the “Series A-4 Preferred”), subject to various terms and conditions.  The Series A-1 Preferred, Series A-2 Preferred, Series A-3 Preferred and Series A-4 Preferred are sometimes referred to herein collectively as the “Preferred.”

Terms of the Preferred

The shares of Preferred and the Convertible Note are convertible into Common Stock of Abgenix (the “Common Stock”) upon the terms and conditions outlined herein.

Each series of Preferred will have a Liquidation Preference equal to the purchase price paid for the relevant series.  The Preferred will receive dividends or distributions declared on the Common Stock on an as-converted basis determined by dividing the amount of the Liquidation Preference by the Conversion Price described below (i.e. $30.00 per share, subject to certain adjustments), but shall have no other rights to dividends, except upon an Event of Default that is a payment default.  Upon an Event of Default that is a payment default, the Preferred shall receive a quarterly, cumulative cash dividend at a rate equal to the 10-year U.S. treasury rate plus three percent (3%) compounded annually (the “Default Rate”).  The Series A-1 Preferred will be mandatorily redeemable for its Liquidation Preference after 7 years (the “Series A-1 Maturity Date”).  The Series A-2 Preferred will be mandatorily redeemable for its Liquidation Preference after 10 years (the “Series A-2 Maturity Date”; together with the Series A-1 Maturity Date, the “Maturity Date”).  Alternatively, on or prior to each Maturity Date, Abgenix may convert the relevant series of Preferred into shares of Common Stock at the price set forth below.  The Series A-3 Preferred and Series A-4 Preferred will be mandatorily redeemable at the Liquidation Preference after 5 years from issuance (the “Series A-3/A-4 Maturity Date”), subject to various terms and conditions.

At any time prior to the relevant Maturity Date, Abgenix can, upon at least 15 days’ notice to the holder, redeem each series of Preferred for cash in an amount equal to its Liquidation Preference.

At any time following the initial closing, Abgenix can, upon at least 20 days’ notice to the holder, convert the Preferred into shares of Common Stock at a conversion price equal to the lower of (A) the average market price for the 10 days prior to the trading day immediately preceding the conversion date (provided that the average market price shall in no event be higher than 101% of the market price on the trading day immediately preceding the conversion date) or (B) $30.00 per share.  Notwithstanding the foregoing, for the three years following the initial closing, Abgenix is only permitted to mandatorily convert, in any three-month period, a number of shares that can be sold without restriction in any three-month period under the volume limitations of Rule 144.  Prior to effecting any mandatory conversion at its option, Abgenix must ensure that (1) a shelf registration statement covering the Common Stock is effective and is expected to remain effective for 30 days following the conversion date and (2) the common stock is admitted for listing on the Nasdaq National Market.  Further, Abgenix cannot effect a mandatory conversion if (1) an Event of Default is in effect or (2) a “blackout” period is then in effect under its insider trading rules and procedures.

Upon the occurrence of a “Type I Redemption Event”, consisting of a change in control of Abgenix after the completion of a defined “research period” (which period could extend five years or more after the date of the initial closing under the Collaboration Agreement), AstraZeneca has the right to require Abgenix to redeem all outstanding shares of Preferred Stock at their Liquidation Preference.  At its option, and subject to certain conditions, Abgenix may deliver shares of its common stock in lieu of cash upon a Type I Redemption Event.

Upon the occurrence of a “Type II Redemption Event”, consisting of either (i) a material breach by Abgenix of a material obligation under the Collaboration Agreement  or (ii) an acquisition of Abgenix by a competitor of AstraZeneca, in each case that occurs during the research period and results in AstraZeneca’s termination of all research programs under the Collaboration Agreement and, if applicable, its ability to designate additional antigens under the Collaboration Agreement, AstraZeneca has the right to require Abgenix to redeem a specified portion of the outstanding shares of Preferred Stock.   The amount that is required to be redeemed will be based upon the extent of completion, at the time of the breach, of the 36 programs during the research period.  At its option, and subject to certain conditions, Abgenix may deliver shares of its common stock in lieu of cash upon a Type II Redemption Event.

At any time prior to the earlier of (1) the redemption or repurchase of the Preferred or (2) the relevant Maturity Date, AstraZeneca may convert its Preferred into Common Stock at a conversion price of $30.00 per share (as adjusted from time to time, the “Conversion Price”).

An Event of Default under the Preferred will occur in the following instances, among others: (i) a failure to make a required payment, or a breach by Abgenix of any of its other obligations under the Preferred, the Convertible Note or any Subordinated Promissory Note; (ii) a breach by Abgenix of specified obligations under the Purchase Agreement; (iii) the Purchase Agreement is asserted by Abgenix not to be a legal, valid and binding instrument; and (iv) certain bankruptcy and insolvency events involving Abgenix.  Upon the occurrence of an Event of Default: (1) the Holders of the Preferred shall have the right to make the entire liquidation value of the Preferred due and payable and (2) if the Event of Default is a payment default, quarterly cash dividends shall begin to accrue on the Preferred at the Default Rate.

Terms of the Convertible Note Issuable in Exchange for the Series A-2 Preferred

Each of AstraZeneca and Abgenix has the right, beginning 60 days after the initial closing date and after an agreed-upon notice period, to cause the Series A-2 Preferred to be redeemed, in whole but not in part, at its Liquidation Preference.  If this option is exercised, Abgenix may issue to AstraZeneca a Convertible Note.  The principal amount of the Convertible Note shall be equal to the total Liquidation Preference of all shares of Series A-2 Preferred held by AstraZeneca at the time of such redemption.  The Convertible Note shall be repaid by Abgenix for cash at the end of its term (ten years after the initial closing) (the “Redemption Date”).

At any time prior to the Redemption Date, Abgenix can, upon at least 20 days’ notice to the holder, redeem the Convertible Note for its outstanding principal amount.  The conversion features of the Convertible Note are substantially similar to those contained in the  Series A-1/A-2 Preferred.  An Event of Default under the Convertible Note will occur in the following instances, among others: (i) a failure to make a required payment, or a breach by Abgenix of any of its other obligations under the Convertible Note, any Subordinated Promissory Note or the Preferred; (ii) a breach by Abgenix of specified obligations under the Purchase Agreement; (iii) cross-acceleration on other indebtedness of Abgenix or its significant subsidiaries in excess of $25 million; (iv) the Note or the Purchase Agreement is asserted by Abgenix not to be a legal, valid and binding instrument; and (v) certain bankruptcy and insolvency events involving Abgenix.

Upon the occurrence of an Event of Default: (1) the Holders of the Convertible Note shall have the right to make the entire principal amount of the Note due and payable and (2) if the Event of Default is a payment default, interest shall begin to accrue on the Convertible Note at the Default Rate. The Convertible Note pays no interest, except that following the occurrence of an Event of Default that is a payment default, interest shall start to accrue at the Default Rate.

Aggregate Ownership Limitation

At no time will any holder of Preferred or the Convertible Note (a “Holder”) beneficially own, following the conversion of the Preferred or the Convertible Note, more than 19.9% of Abgenix’s Common Stock (the “Ownership Threshold”) then outstanding.   If any shares of Common Stock are issuable to a Holder upon conversion of the Preferred or the Convertible Note that would result in AstraZeneca owning Common Stock in excess of the Ownership Threshold (such number of shares in excess of the Ownership Threshold, the “Excess Shares”), then Abgenix shall redeem the Excess Shares for a price equal to (1) the number of Excess Shares times (2) the average market price of the Common Stock for the 30 consecutive days ending on the 15th trading day prior to the conversion date (the “Excess Shares Redemption Price”).  Upon such a redemption of the Series A-1 Preferred, the Series A-2 Preferred or the Convertible Note, Abgenix shall, upon delivery of notice to the Holder, have the right to receive a loan from the Holder in the form of a 5-year (in the case of a conversion of Series A-1 Preferred) or a 2-year (in the case of a conversion of Series A-2 Preferred or the Convertible Note), interest-free subordinated promissory note (a “Subordinated Promissory Note”).  The face amount of the promissory note shall be the Excess Shares Redemption Price.

Voting Rights

Holders of Preferred will have the right to vote with the Common Stock on an as-converted basis determined by dividing the amount of the Liquidation Preference by the Conversion Price described above (i.e. $30.00 per share, subject to certain adjustments).  In addition, the Preferred has a class vote on certain matters, namely (i) any change to the rights and privileges of the Preferred; (ii) any increase in the aggregate number of authorized shares of Preferred; (iii) the creation, authorization or issuance of a class of senior equity securities; or (iv) any merger or consolidation that would change or adversely affect the rights and privileges of the Preferred.  The Convertible Note will not have any voting rights until it is converted into Common Stock.

Registration Rights

Abgenix has agreed to file a shelf registration covering the shares of Common Stock underlying the Preferred and the Convertible Note within 90 days after the Closing Date and has agreed to use its commercially reasonable efforts to cause the registration statement to be declared effective as soon as practicable thereafter.  Abgenix also has agreed to file a new registration statement (or a post-effective amendment to an existing registration statement) to register additional securities, if any, purchased by AstraZeneca at one or more subsequent closings.   Abgenix may be obligated to pay liquidated damages to AstraZeneca in certain circumstances if it fails to fulfill its registration obligations.

Other Terms of the Preferred and Convertible Note

The Preferred will be subordinated and junior to all indebtedness and senior to Abgenix’s Common Stock.  The Subordinated Note and Subordinated Promissory will be senior to Preferred and Common Stock and junior to senior indebtedness and Abgenix’s 3.5% Convertible Subordinated Notes due 2007.

The Conversion Price of the Preferred and the Convertible Note will be adjusted to take into account stock splits, reclassifications and other events that are substantially equivalent to those contained in Abgenix’s outstanding 3.5% Convertible Subordinated Notes due 2007.

Standstill

Pursuant to the Purchase Agreement, during the “Standstill Period” (as defined below), AstraZeneca shall not, without Abgenix’s consent, and subject to certain exceptions, acquire beneficial ownership of any voting securities of Abgenix except as contemplated by the Purchase Agreement.

The standstill restrictions will generally not apply in the following circumstances: (i) if a third party unrelated to AstraZeneca acquires more than 20% of Abgenix’s voting securities (30% in the case of Cell Genesys, Inc.) and Abgenix’s Board of Directors publicly announces a desire to enter into a transaction that would result in such person’s owning at least 30% of Abgenix’s voting securities; or (ii) if an unrelated third party publicly announces an offer to purchase at least 30% of Abgenix’s voting securities or to effect a purchase of all or substantially all of the assets of Abgenix.

The term “Standstill Period” is defined as the period beginning on the date of the Purchase Agreement and ending on the first day on which (i) either (A) all shares of Preferred issuable pursuant to the Purchase Agreement have been issued by Abgenix or (B) Abgenix’s option to issue each series of conditional preferred stock has expired unexercised by Abgenix or is terminated by AstraZeneca pursuant to the terms of the Purchase Agreement; (ii) no shares of Preferred remain outstanding; and (iii) no portion of the principal amount of the Convertible Note remains outstanding.

Amendment to Abgenix Rights Plan

Pursuant to the Purchase Agreement, Abgenix has agreed to amend its Amended and Restated Preferred Shares Rights Agreement (the “Rights Plan”) in such a manner that would prevent AstraZeneca from becoming an “Acquiring Person” for purposes of the Rights Plan as a result of (i) its acquisition of securities of Abgenix pursuant to the Purchase Agreement; (ii) the beneficial ownership by AZ and its affiliates of the common stock of Abgenix (the “Common Stock”) issuable upon conversion of the securities issued pursuant to the Purchase Agreement; or (iii) the mandatory conversion at the option of Abgenix of the Preferred and the Convertible Note into shares of Common Stock.  For the duration of the Standstill Period, Abgenix has agreed to keep the foregoing Rights Plan amendment in place; provided that Abgenix’s obligation to keep the Rights Plan amendment in place shall lapse if and for so long as AstraZeneca is in breach of its standstill obligations discussed above.  After the termination of the Standstill Period, Abgenix has agreed to continue to keep the Rights Plan amendment in place for so long as AstraZeneca does not acquire additional voting securities of Abgenix in excess of AstraZeneca level of ownership that was in effect on the date of the termination of the Standstill Period.

Item 7.                                                           Financial Statements and Exhibits.

(c)                                             Exhibits.

Exhibit No.	Description

99.1	Joint Press Release dated October 16, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABGENIX, INC.

Dated: October 16, 2003	By:	/s/ RAYMOND M. WITHY, PH.D.
Raymond M. Withy, Ph.D.
President and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	Joint Press Release dated October 16, 2003